                                 EXHIBIT 10.13

                         SCHEDULE OF DOCUMENTS OMITTED

                    PURSUANT TO ITEM 601, INSTRUCTION NO. 2

                               OF REGULATION S-K

The following documents are substantially identical in all material respects to
Exhibit 10.13 except as to the material details set forth below:

Guarantor Security Agreements by the following Grantors:


     PTI Holdings, Inc., a Delaware corporation

     Galavision, a Delaware corporation

     Sunshine Acquisition Corp., a California corporation

     Sunshine Acquisition, L.P., a California limited partnership

     The Univision Network Limited Partnership, a Delaware limited partnership

     The Univision Network Holding Limited Partnership, a Delaware limited partnership (NB THIS ENTITY HAS BEEN TERMINATED)

                         GUARANTOR SECURITY AGREEMENT


     This GUARANTOR SECURITY AGREEMENT ("Agreement") dated as of September 26, 1996, is made between UNIVISION TELEVISION GROUP, INC., a Delaware corporation ("the GRANTOR"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent (the "AGENT") for the Lenders (as defined in the Credit Agreement referred to below, the "LENDERS").


                                    RECITALS

     A. The Chase Manhattan Bank, a New York banking corporation, as a managing agent, Banque Paribas, a French banking corporation, as a managing agent (collectively, the "MANAGING AGENTS"), the Agent and the Lenders have entered into a Credit Agreement dated as of September 26, 1996 (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being called the "CREDIT AGREEMENT") with Univision Communications, Inc.

     B. It is a condition precedent to the extension of credit by the Lenders under the Credit Agreement that the Grantor shall have executed and delivered this Agreement.

     C. Terms defined in the Credit Agreement and not otherwise defined herein have the same respective meanings when used herein, and the rules of interpretation set forth in Section 1.2 of the Credit Agreement are incorporated herein by reference.


                                   AGREEMENT

     NOW, THEREFORE, in order to induce the Lenders to enter into the Credit Agreement and for other good and valuable consideration, the receipt and adequacy of which hereby is acknowledged, Grantor hereby represents, warrants, covenants, agrees, assigns and grants as follows:

     1. DEFINITIONS. Unless the context otherwise requires, terms defined in the Uniform Commercial Code of the State of New York (the "Uniform Commercial Code") and not otherwise defined in this Agreement or in the Credit Agreement shall have the meanings defined for those terms in the Uniform Commercial Code. In addition, the following terms shall have the meanings respectively set forth after each:

     "CERTIFICATES" means all certificates, instruments and other documents now or hereafter representing or evidencing any Pledged Securities.

     "COLLATERAL" means and includes all present and future right, title and interest of Grantor in or to any personal property or assets whatsoever, whether now owned or existing or hereafter arising or acquired and wheresoever located, and all rights and powers of Grantor to transfer any interest in or to any personal property or assets whatsoever, including, without limitation, any and all of the following personal property:

         (a) All present and future accounts, accounts receivable, agreements, guarantees, contracts (including without limitation the Material Contracts), leases, contract rights and rights to payment (collectively, the "ACCOUNTS"), together with all instruments, documents, chattel paper, security agreements, guaranties, undertakings, surety bonds, insurance policies, notes and drafts, and all forms of obligations owing to Grantor or in which Grantor may have any interest, however created or arising;

         (b) All present and future general intangibles, including without limitation the proprietary rights of the Grantor in all Media Licenses (including without limitation the FCC licenses for the Primary Stations described in SCHEDULE E attached hereto and made a part hereof and including, without limitation, goodwill, going concern value, all of Grantor's rights under or relating to any Media License and the proceeds of any Media License; provided, however, that the Collateral does not include at any time any license granted by the FCC to the extent, but only to the extent, that the Grantor is prohibited at that time from granting a security interest therein pursuant to the Communications Act of 1934, as amended, and the policies and regulations promulgated thereunder, but includes, to the maximum extent permitted by law, all rights incident or appurtenant to such Media License and the rights to receive all proceeds derived from or in connection with the sale, assignment or transfer of such Media License), all tax refunds of every kind and nature to which Grantor now or hereafter may become entitled, however arising, all other refunds, all commitments to extend financing to the Grantor, and all deposits, goodwill, choses in action, trade secrets, computer programs, software, customer lists, trademarks, trade names, patents, licenses, copyrights, technology, processes, proprietary information and insurance proceeds, including, without limitation, the Copyrights, the Patents, the Marks and the Programs, and the goodwill of Grantor's business connected with and symbolized by the Marks;

         (c) All present and future demand, time, savings, passbook, deposit and like accounts (general or special) (collectively, the "DEPOSIT ACCOUNTS") in which Grantor has any interest which are maintained with any bank, savings and loan association, credit union or like organization, including, without limitation, each account listed on SCHEDULE K attached hereto and made a part hereof, and all money, cash and cash equivalents of Grantor, whether or not deposited in any Deposit Account;

         (d) All present and future books and records, including, without limitation, books of account and ledgers of every kind and nature, all electronically recorded data relating to Grantor or the business thereof, all receptacles and containers for such records, and all files and correspondence;

         (e) All present and future goods, including, without limitation, all equipment, machinery, cameras, recording equipment, transmitters, satellite transponders, transmitting towers, transmitters, broadcasting equipment, videotapes, audio tapes and other recorded media, tools, molds, dies, furniture, furnishings, fixtures, trade fixtures, motor vehicles and all other goods used in connection with or in the conduct of Grantor's business, including, but not limited to, all goods as defined in Section 9-109(2) of the Uniform Commercial Code (collectively, the "EQUIPMENT");

         (f) All present and future inventory and merchandise, including, without limitation, all present and future goods held for sale or lease or to be furnished under a contract of service, all videotapes, audio tapes and other recorded media, all raw materials, work in process and finished goods, all packing materials, supplies and containers relating to or used in connection with any of the foregoing, and all bills of lading, warehouse receipts and documents of title relating to any of the foregoing (collectively, the "INVENTORY");

         (g) All present and future stocks, bonds, debentures, securities, subscription rights, options, warrants, puts, calls, certificates, partnership interests, joint venture interests and investment and/or brokerage accounts, including without limitation the Certificates, the Pledged Securities and the Pledged Partnership Interests, and all rights, preferences, privileges, dividends, distributions (in cash or in kind), redemption payments or liquidation payments with respect thereto;

         (h) All present and future accessions, appurtenances, components, repairs, repair parts, spare parts, replacements, substitutions, additions, issue and/or improvements to or of or with respect to any of the foregoing;

         (i)   All other tangible and intangible personal property of Grantor;

         (j) All rights, remedies, powers and/or privileges of Grantor with respect to any of the foregoing; and

         (k) Any and all proceeds and products of the foregoing, including without limitation, all money, accounts, general intangibles, deposit accounts, documents, instruments, chattel paper, goods, insurance proceeds and any other tangible or intangible property received upon the sale or disposition of any of the foregoing;

PROVIDED that the term "COLLATERAL", as used in this Agreement, shall not include real property or any interest therein.

         "COPYRIGHTS" means all:

         (i) copyrights, whether or not published or registered under the Copyright Act of 1976, 17 U.S.C. Section 101 et seq., as the same shall be amended from time to time, and any predecessor or successor statute thereto (the "COPYRIGHT ACT"), and applications for registration of copyrights, and all works of authorship and other intellectual property rights therein, including, without limitation, copyrights for computer programs, source code and object code data bases and related materials and documentation and including, without limitation, the registered copyrights and copyright applications listed on SCHEDULE A attached hereto and made a part hereof (as such Schedule may be supplemented from time to time in accordance with the terms of this Agreement), and (a) all renewals, revisions, derivative works, enhancements, modifications, updates, new releases and other revisions thereof, (b) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements thereof, (c) the right to sue for past, present and future infringements thereof and (d) all of Grantor's rights corresponding thereto throughout the world;

         (ii) rights under or interests in any copyright license agreements with any other party, whether Grantor is a licensee or licensor under any such license agreement, including, without limitation, the copyright license agreements listed on SCHEDULE A attached hereto and made a part hereof, and the right to use the foregoing in connection with the enforcement of the Lenders' rights under the Loan Documents; and

         (iii) copyrightable materials now or hereafter owned by Grantor, including Programs not copyrighted, all tangible property embodying the copyrights described in clause (i) hereof or such copyrightable materials, and all tangible property covered by the licenses described in clause (ii) hereof.

     "MARKS" means all (i) trademarks, trademark registrations, interests under trademark license agreements, tradenames, trademark applications, service marks, business names, trade styles, designs, logos and other source or business identifiers for which registrations have been issued or applied for in the United States Patent and Trademark Office or in any other office or with any other official anywhere in the world or which are used in the United States or any state, territory or possession thereof, or in any other place, nation or jurisdiction anywhere in the world including, without limitation, the trademarks, trademark registrations, applications, service marks, business names, trade styles, design logos and other source or business identifiers listed on SCHEDULE B attached hereto and made a part hereof (as such Schedule may be supplemented from time to time in accordance with the terms of this Agreement), (ii) licenses pertaining to any such mark whether Grantor is licensor or licensee including, without limitation, the licenses listed on SCHEDULE B hereto (as such Schedule may be supplemented from time to time in accordance with the terms of this Agreement), (iii) all income, royalties, damages and payments now and hereafter due and/or payable with respect to any such mark or any such license, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) rights to sue for past, present and future infringements thereof, (v) rights corresponding thereto throughout the world, (vi) all product specification documents and production and quality control manuals used in the manufacture of products sold under or in connection with such marks, (vii) all documents that reveal the name and address of all sources of supply of, and all terms of purchase and delivery for, all materials and components used in the production of products sold under or in connection with such marks, (viii) all documents constituting or concerning the then current or proposed advertising and promotion by Grantor, its subsidiaries or licensees of products sold under or in connection with such marks, including, without limitation, all documents that reveal the media used or to be used and the cost for all such advertising conducted within the described period or planned for such products and (ix) renewals and proceeds of any of the foregoing.

     "MATERIAL CONTRACTS" means the contracts set forth on SCHEDULE D attached hereto and made a part hereof (as such Schedule may be supplemented from time to time in accordance with the terms of this Agreement) and all contracts entered into by Grantor in the future which are material and necessary to the conduct of Grantor's business.

     "PATENTS" means all (i) letters patent, design patents, utility patents, inventions and trade secrets, all patents and patent applications in the United States Patent and Trademark Office, and interests under patent license agreements, including, without limitation, the inventions and improvements described and claimed therein, including, without limitation, those patents listed on SCHEDULE C attached hereto and made a part hereof (as such Schedule may be supplemented from time to time in accordance with the terms of this Agreement), (ii) licenses pertaining to any patent whether Grantor is licensor or licensee,
(iii) income, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) rights to sue for past, present and future infringements thereof, (v) rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for and (vi) the reissues, divisions, continuations, renewals, extensions and continuations-in-part of any of the foregoing.

     "PLEDGED COLLATERAL" means the Certificates, the Pledged Securities and the Pledged Partnership Interests.

     "PLEDGED PARTNERSHIP INTERESTS" means all interests in any partnership or joint venture held by Grantor including but not limited to those partnerships and/or joint ventures identified in SCHEDULE F attached hereto and made a part hereof, as such Schedule may be supplemented from time to time in accordance with the terms of this Agreement, and all dividends, cash, instruments and other properties from time to time received, to be received or otherwise distributed in respect of or in exchange for any or all of such interests.

     "PLEDGED SECURITIES" means all shares of capital stock of any issuer in which Grantor has an interest, including but not limited to, those shares of stock identified in SCHEDULE F attached hereto, as such Schedule may be supplemented from time to time in accordance with the terms of this Agreement, and all dividends, cash, instruments and other properties from time to time received, to be received or otherwise distributed in respect of or in exchange for any or all of such shares.

     "PROGRAMS" means all (a) media broadcasting programs originating from the Grantor or any Affiliate of the Grantor, all other general intangibles of a like nature, and all recordings and renewals thereof; and (b) licenses, contracts or other agreements, whether written or oral, naming the Grantor as licensee or licensor and providing for the grant of any right to produce, use, sell, broadcast or rebroadcast any media or broadcasting programs.

     "SECURED PARTY" means, collectively, the Agent, the Managing Agents and the Lenders.

     2. CREATION OF SECURITY INTEREST. Grantor hereby pledges to the Agent for the ratable benefit of the Lenders, and grants to the Agent for the ratable benefit of the Lenders a security interest in and to, all right, title and interest of Grantor in and to all presently existing and hereafter acquired Collateral. The security interest and pledge created by this Section 2 shall continue in effect so long as any Obligation (as defined below) remains unpaid or any Commitment remains in effect or any Letter of Credit remains outstanding.

     3. SECURITY FOR OBLIGATIONS. This Agreement and the security interests granted herein secure the prompt payment, in full in cash, and full performance of, all obligations of Grantor now or hereafter existing under any Loan Document, whether for principal, interest, fees, expenses or otherwise, including without limitation all obligations of Grantor now or hereafter existing under this Agreement, and all interest that accrues (whether or not allowed) at the then applicable rate (including interest at the rate for overdue payments described in Section 2.9(c) of the Credit Agreement) specified in the Credit Agreement on all or any part of any of such obligations after the filing of any petition or pleading against Grantor for a proceeding under any bankruptcy or related law (collectively, the "OBLIGATIONS").

     4. DELIVERY OF PLEDGED COLLATERAL.

     (a) Each Certificate shall, on or before the earliest of (i) the Initial Closing Date, (ii) the Second Closing Date and (iii) the day on which such Certificate shall be received or acquired by the Grantor, be delivered to and held by the Agent on behalf of the Lenders and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed undated endorsements, instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Managing Agents.

     (b) Subject to any necessary prior approval of the FCC, the Managing Agents shall have the right, upon the occurrence and during the continuance of an Event of Default, without notice to the Grantor, to transfer to or to direct the Grantor or any nominee of the Grantor to register or cause to be registered in the name of the Agent or any of its nominees any or all of the Pledged Securities. In addition, the Managing Agents shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Securities for certificates or instruments of smaller or larger denominations.

     5. FURTHER ASSURANCES.

     (a) At any time and from time to time at the reasonable written request of the Agent, Grantor shall execute and deliver to the Agent, at Grantor's expense, all such financing statements and other instruments, certificates and documents (including notices to financial institutions holding deposit accounts of Grantor as to the security interest granted hereby) in form and substance reasonably satisfactory to the Agent, and perform all such other acts as shall be necessary or reasonably desirable to fully perfect or protect or maintain, when filed, recorded, delivered or performed, the Secured Party's security interests granted pursuant to this Agreement or to enable the Lenders to exercise and enforce their rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Grantor shall: (i) at the request of the Agent, mark conspicuously each document included in the Inventory and each other contract relating to the Accounts, and all chattel paper, instruments and other documents and each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Agent, indicating that such document, contract, chattel paper, instrument or Collateral is subject to the security interest granted hereby; (ii) at the request of the Agent, if any Account or contract or other writing relating thereto shall be evidenced by a promissory note or other instrument, deliver and pledge to the Agent, for the ratable benefit of the Lenders, such note or other instrument duly endorsed and accompanied by duly executed undated instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Agent; (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Agent may reasonably request, in order to perfect and preserve, with the required priority, the security interests granted, or purported to be granted hereby;
(iv) upon Grantor's registration, or application therefor, of any copyright under the Copyright Act, at the Agent's request execute and deliver to the Agent for recordation and filing in the United States Copyright Office a copy of this Agreement or another appropriate copyright mortgage document in form and substance reasonably satisfactory to the Managing Agents; (v) upon Grantor's registration, or application therefor, of any Patent or Mark, execute and deliver to the Agent for recordation and filing in the United States Patent and Trademark Office a copy of this Agreement or another appropriate patent or trademark mortgage document, as applicable, in form and substance reasonably satisfactory to the Managing Agents; and (vi) with respect to any Material Contract in which Grantor now has or hereafter acquires an interest which by its terms prohibits assignment, Grantor will use reasonable efforts to procure the consent of the counterparty to such contract (a "CONSENT") in the form attached as SCHEDULE J hereto and made a part hereof.

     (b) At any time and from time to time, the Agent shall be entitled to file and/or record any or all such financing statements, instruments and documents held by it, and any or all such further financing statements, documents and instruments, relative to the Collateral or any part thereof in each instance, and to take all such other actions as the Agent may reasonably deem appropriate to perfect and to maintain perfected the security interests granted herein.

     (c) Grantor hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Grantor where permitted by law.
A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

     (d) Grantor shall furnish to the Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request. Upon Grantor's publication or registration, or application for registration, of any copyright under the Copyright Act, Grantor shall, in addition to all other acts required to be performed in respect thereof pursuant to this Agreement, supplement SCHEDULE A to this Agreement to reflect the publication or registration of such copyright or application therefor. Upon Grantor's obtaining any rights and interests in any additional Marks, Grantor shall, in addition to all other acts required to be performed in respect thereof pursuant to this Agreement, supplement SCHEDULE B to this Agreement to reflect such additional Marks. Upon Grantor's obtaining any rights and interests in any additional Patents, Grantor shall, in addition to all other acts required to be performed in respect thereof pursuant to this Agreement, supplement SCHEDULE C to this Agreement to reflect such additional Patents. Upon Grantor's receipt or acquisition of any additional shares of capital stock of any Person or any additional partnership interests in any partnership or joint venture, Grantor shall, in addition to all other acts required to be performed in respect thereof pursuant to this Agreement, supplement SCHEDULE F to this Agreement to reflect such additional Pledged Collateral. Grantor shall promptly give Agent notice of any Material Contract to which it becomes party after the Closing Date and, in addition to all other acts required to be performed in respect thereof pursuant to this Agreement, upon request of the Agent, shall supplement SCHEDULE D to this Agreement to reflect such additional contract.

     (e) With respect to any Collateral consisting of certificates of title or the like as to which Secured Party's security interest need be perfected by, or the priority thereof need be assured by, notation on the certificate of title pertaining to such Collateral, Grantor will upon demand of the Agent note the lien on such certificate of title in favor of the Lenders.

     (f) With respect to any Collateral consisting of securities, instruments, partnership or joint venture interests or the like, Grantor hereby consents and agrees that, upon the occurrence and during the continuance of an Event of Default, subject to any necessary prior approval of the FCC, the issuers of, or obligors on, any such Collateral, or any registrar or transfer agent or trustee for any such Collateral, shall be entitled to accept the provisions of this Agreement as conclusive evidence of the right of the Agent to effect any transfer or exercise any right hereunder or with respect to any such Collateral subject to the terms hereof, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by Grantor or any other Person to such issuers or such obligors or to any such registrar or transfer agent or trustee.

     (vii)  With respect to any Media Licenses:

            (i) The parties acknowledge their intention that, upon the occurrence of an Event of Default, the Agent and the Lenders shall receive, to the fullest extent permitted by Requirements of Law (including, without limitation, the rules and policies of the FCC), all rights necessary or desirable to obtain, use or sell such Collateral or to have such Collateral or rights in connection therewith sold for the benefit of the Lenders and, in connection therewith, to assign the Media Licenses or to have the Media Licenses assigned, to such purchaser, and to exercise all remedies available to the Lenders under this Agreement, the other Loan Documents, the Uniform Commercial Code and other applicable law.

            (ii) The parties agree that, in the event of changes in the Requirement of Law occurring after the date hereof that affect in any manner the Lenders' rights of access to, or use or sale of, the Media Licenses, or the procedures necessary to enable the Lenders to obtain such rights of access, use or sale (including changes allowing greater access), the Lenders and the Grantor, upon request of any of the Lenders or the Agent, shall amend this Agreement and the other Loan Documents in such manner as the Lenders or the Agent shall reasonably request, in order to provide the Lenders with such rights to the greatest extent possible consistent with then-applicable Requirements of Law.

     vi. VOTING RIGHTS; DIVIDENDS; ETC. Subject to any necessary prior approval from the FCC, so long as no Event of Default shall have occurred and be continuing:

     (i) VOTING RIGHTS. Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Securities or the Pledged Partnership Interests, or any part thereof, for any purpose not inconsistent with the terms of this Agreement, the Credit Agreement or the other Loan Documents; PROVIDED, HOWEVER, that Grantor shall not exercise, or shall refrain from exercising, any such right if it would result in a Default.

     (ii) DIVIDEND AND DISTRIBUTION RIGHTS. Subject to the terms of the Credit Agreement, Grantor shall be entitled to receive and to retain and use any and all dividends or distributions paid in respect of the Pledged Securities or the Pledged Partnership Interests; PROVIDED, HOWEVER, that any and all

           (i) non-cash dividends or distributions in the form of capital stock, instruments or other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Securities or Pledged Partnership Interests,

          (ii) dividends and other distributions paid or payable in cash in respect of any Pledged Securities or Pledged Partnership Interests in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

         (iii) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Securities or Pledged Partnership Interests,

shall, except as otherwise provided for in the Credit Agreement or the other Loan Documents, forthwith be delivered to the Agent, in the case of (i) above, to be held as Collateral and shall, if received by Grantor, be received in trust for the benefit of Secured Party, be segregated from the other property of Grantor and forthwith be delivered to the Agent as Collateral in the same form as so received (with any necessary endorsements), and in the case of (ii) and
(iii) above, to be applied to the Obligations to the extent permitted by the Credit Agreement or otherwise to be held as Collateral.

     vii. RIGHTS AS TO PLEDGED COLLATERAL DURING EVENT OF DEFAULT. When an Event of Default has occurred and is continuing, subject to any necessary prior approval of the FCC:

     (i) VOTING, DIVIDEND AND DISTRIBUTION RIGHTS. At the option of the Agent, all rights of Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a) above, and to receive the dividends and distributions which it would otherwise be authorized to receive and retain pursuant to Section 6(b) above, shall cease, and all such rights shall thereupon become vested in the Agent who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and to hold as Pledged Collateral such dividends and distributions during the continuance of such Event of Default.

    (ii) DIVIDENDS AND DISTRIBUTIONS HELD IN TRUST. All dividends and other distributions which are received by Grantor contrary to the provisions of Section 7(a) of this Agreement shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Grantor and forthwith shall be paid over to the Agent as Collateral in the same form as so received (with any necessary endorsements).

     viii. IRREVOCABLE PROXY. Grantor hereby revokes all previous proxies with regard to the Pledged Securities and, subject to any necessary prior approval of the FCC, appoints the Agent as its proxyholder to attend and vote at any and all meetings of the shareholders of the corporation(s) which issued the Pledged Securities, and any adjournments thereof, held on or after the date of the giving of this proxy and prior to the termination of this proxy and to execute any and all written consents of shareholders of such corporation(s) executed on or after the date of the giving of this proxy and prior to the termination of this proxy, with the same effect as if Grantor had personally attended the meetings or had personally voted its shares or had personally signed the written consents; PROVIDED, HOWEVER, that the Agent as proxyholder shall have rights hereunder only upon the occurrence and during the continuance of an Event of Default and subject to Section 16(j) hereof. Grantor hereby authorizes the Agent to substitute another Person (which Person shall be a successor to the rights of the Agent hereunder, a nominee appointed by the Agent to serve as proxyholder, or otherwise as approved by the Grantor in writing, such approval not to be unreasonably withheld) as the proxyholder and, upon the occurrence or during the continuance of any Event of Default, hereby authorizes and directs the proxyholder to file this proxy and the substitution instrument with the secretary of the appropriate corporation. This proxy is coupled with an interest and is irrevocable until such time as no part of any Commitment remains outstanding, all Obligations have been indefeasibly paid in full and no Letter of Credit remains outstanding.

     ix.  COPYRIGHTS.

     (i) ROYALTIES. Grantor hereby agrees that the use by the Agent or any Lender of the Copyrights as authorized hereunder in connection with the Agent's or the Lenders' exercise of their rights and remedies hereunder shall be without any liability for royalties or other related charges from the Agent or the Lenders to Grantor.

    (ii) RESTRICTIONS ON FUTURE AGREEMENTS. Subject to the terms hereof and of the Credit Agreement, Grantor shall be permitted to manage, license and administer its Copyrights, Patents and Marks in such manner as Grantor in its reasonable business judgment deems desirable; PROVIDED, HOWEVER, that Grantor will not, without the Agent's prior written consent, such consent not to be unreasonably withheld or delayed, (a) enter into any copyright license agreements except license agreements entered into in the ordinary course of its business consistent with past practices and containing such additional provisions to protect the Lenders' interest hereunder as the Agent may from time to time reasonably request or (b) take any action, or permit any action to be taken by others, including, without limitation, licensees, or fail to take any action, which would customarily be taken by a Person in the same business and in similar circumstances as the Grantor, which could in any respect reasonably be expected to have a Material Adverse Effect.

   (iii) DUTIES OF GRANTOR. Grantor shall have the duty to: (i) prosecute diligently any copyright application included in the Copyrights, (ii) upon the occurrence and during the continuance of an Event of Default, at the request of the Agent, make application for registration of such uncopyrighted but copyrightable material owned by Grantor as the Managing Agents reasonably deem appropriate if the failure to do so could reasonably be expected to have a Material Adverse Effect, (iii) place notices of copyright on all copyrightable property produced or owned by Grantor embodying the Copyrights and use diligent reasonable efforts to have its licensees do the same and
(iv) take all reasonable action necessary in Grantor's reasonable business judgment consistent with past practices to preserve and maintain all of Grantor's rights in the Copyrights that are or shall be necessary in the operation of Grantor's business, including, without limitation, making timely filings for renewals and extensions of registered Copyrights and diligently monitoring unauthorized use thereof, unless the failure to do so could not reasonably be expected to have a Material Adverse Effect. Any expenses incurred in connection with the foregoing shall be borne by Grantor. Neither the Agent nor the Lenders shall have any duty with respect to the Copyrights other than to act lawfully and without gross negligence or willful misconduct. Without limiting the generality of the foregoing, neither the Agent nor the Lenders shall be under any obligation to take any steps necessary to preserve rights in the Copyrights against any other parties, but the Agent may do so at its option upon the occurrence and during the continuance of an Event of Default, and all reasonable expenses incurred in connection therewith shall be for the sole account of Grantor and shall be added to the Obligations.

     x.  PATENTS AND MARKS.

     (i) ROYALTIES. Grantor hereby agrees that any rights granted hereunder to the Lenders with respect to Patents and Marks shall be applicable to all territories in which the Grantor has the right to use such Patents and Marks, from time to time, and without any liability for royalties or other related charges from the Lenders to Grantor.

    (ii) RESTRICTIONS ON FUTURE AGREEMENTS. Grantor will not, without the Agent's prior written consent, such consent not to be unreasonably withheld or delayed, abandon any Patent or Mark in which Grantor now owns or hereafter acquires any rights or interests if such abandonment could reasonably be expected to have a Material Adverse Effect or enter into any agreement, including, without limitation, any license agreement, which is inconsistent with Grantor's obligations under this Agreement, if such actions could reasonably be expected to have a Material Adverse Effect, and Grantor further agrees that it will not take any action, or permit any action to be taken by others subject to its control, including licensees, or fail to take any action which would customarily be taken by a Person in the same business and in similar circumstances as the Grantor, which could reasonably be expected to have a Material Adverse Effect.

   (iii) DUTIES OF GRANTOR. Grantor shall have the duty to (i) prosecute diligently any patent application or trademark application pending as of the date hereof or thereafter until the Obligations shall have been indefeasibly paid in full, no Commitment remains outstanding and no Letter of Credit remains outstanding, (ii) upon the occurrence and during the continuance of an Event of Default, make application on unpatented but patentable inventions owned by the Grantor and on Marks, as the case may be, as the Managing Agents reasonably deem appropriate, (iii) file and prosecute opposition and cancellation proceedings if the failure to do so could reasonably be expected to have a Material Adverse Effect and (iv) take all reasonable action necessary in Grantor's reasonable business judgment consistent with past practices to preserve and maintain all rights in patent applications of the Patents and in applications for registrations of the Marks unless the failure so to do could not reasonably be expected to have a Material Adverse Effect. Any expenses incurred in connection with such applications shall be borne by Grantor. Grantor shall not abandon any right to file a Patent application or Mark application without the consent of the Agent, which consent shall not be unreasonably withheld or delayed, if such abandonment could reasonably be expected to have a Material Adverse Effect. Grantor shall give proper statutory notice in connection with its use of each of the Marks to the extent necessary for the protection of each of the Marks. Grantor shall notify the Agent of any suits it commences to enforce the Patents and Marks and shall provide the Agent with copies of any documents reasonably requested by the Agent relating to such suits.

     xi. GRANTOR'S REPRESENTATIONS AND WARRANTIES. Grantor represents and warrants as follows:

          (i) (i) The locations listed on SCHEDULE G attached hereto and made a part hereof constitute all locations at which Inventory and/or Equipment are located; (ii) the chief executive office of the Grantor, where the Grantor keeps its records concerning the Collateral and the chattel paper evidencing the Collateral, is located at the address set forth for Grantor on SCHEDULE H attached hereto and made a part hereof; (iii) all records concerning any Account, any Material Contract and all originals of all contracts and other writings which evidence any Account are located at the addresses listed on SCHEDULE H hereto; and (iv) the Grantor has exclusive possession and control of the Equipment and the Inventory.

         (ii) The Grantor currently conducts business only under its own name and the trade names listed on Part 1 of SCHEDULE I attached hereto and made a part hereof. Neither the Grantor nor any corporate predecessor has, during the preceding five years, been known as or used any other corporate or fictitious name, except the names disclosed on Part 2 of SCHEDULE I hereto.

          (c) The Grantor is the legal and beneficial owner of the Collateral free and clear of all Liens except for Liens permitted by Section 6.3 of the Credit Agreement. Grantor has the power, authority and legal right to grant the security interests in the Collateral purported to be granted hereby, and to execute, deliver and perform this Agreement. The pledge of the Collateral pursuant to this Agreement creates a valid security interest in the Collateral. That Collateral the perfection of which is governed by the Uniform Commercial Code as in effect in the applicable jurisdictions in the United States, or federal copyright, trademark and patent law, will be a first-priority (except for any Liens or security interests permitted under Section 6.3 of the Credit Agreement which have priority by operation of law perfected security interest in such Collateral upon taking the appropriate actions pursuant to Sections 9-301, 9-302, 9-304, 9-305, 9-306, 8-313 or 8-321 of the Uniform Commercial Code, as applicable, (or the equivalent code sections as in effect in the applicable jurisdictions) and the recordation of appropriate documentation (including all appropriate registrations of Marks, Patents and Copyrights, to the extent such have not been previously registered) with the United States Copyright Office and the United States Patent and Trademark Office, as applicable.

          (d) The Pledged Securities have been duly authorized and validly issued and are fully paid and nonassessable.

          (e) No consent of any Person, including any partner in a partnership with respect to which Grantor has pledged its interest as a Pledged Partnership Interest, is required for the pledge by Grantor of the Collateral other than consents required under the agreements described on Schedule M hereto.

          (f) The Pledged Securities described on SCHEDULE F constitute (i) all of the shares of capital stock of any Person owned by Grantor and (ii) that percentage of the issued and outstanding shares of the respective issuers thereof indicated on SCHEDULE F hereto, and there is no other class of shares issued and outstanding of the respective issuers thereof except as set forth on SCHEDULE F.

          (g) Upon the filing of UCC-1 Financing Statements in the filing offices set forth on SCHEDULE L hereto, all appropriate financing statements will have been filed in the necessary jurisdictions with respect to the Collateral as to which financing statements are required to be filed, so that the security interest granted pursuant to this Agreement, to the extent it may be perfected by filing financing statements in the necessary jurisdictions, constitutes a valid, continuing and perfected first-priority (except for any Liens or security interests permitted under Section 6.3 of the Credit Agreement which have priority by operation of law security interest in and lien on the Collateral to the extent a security interest can be created therein under the Uniform Commercial Code as in effect in the applicable jurisdictions in the United States, securing the payment of the Obligations. All other actions necessary or requested by the Agent to perfect the security interest granted hereby in each item of Collateral with respect to which perfection is governed by the filing of financing statements under the Uniform Commercial Code and in the Pledged Securities have been duly taken or waived in writing by the Agent.

          (h) Subject to Section 16(j) hereof, no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority (other than such authorizations, approvals and other actions as have already been taken and are in full force and effect) is required
     (A) for the pledge of the Collateral or the grant of the security interest in the Collateral by the Grantor hereby or for the execution, delivery or performance of this Agreement by the Grantor, or (B) for the exercise by the Agent of the voting rights in the Pledged Securities or of any other rights or remedies in respect of the Collateral hereunder except as may be required in connection with any disposition of Collateral consisting of securities by laws affecting the offering and sale of securities generally.

          (i) The Patents listed on SCHEDULE C constitute all of the Patents material and necessary for the conduct of Grantor's business as currently conducted (the "MATERIAL PATENTS") and applications therefor now owned or applied for by Grantor, and Grantor is the sole owner or licensee of all Material Patents except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect. The Patent license agreements listed on SCHEDULE C constitute all of the material licenses entered into by Grantor with respect to the Material Patents. The Marks listed on SCHEDULE B constitute all of the Marks material and necessary for the conduct of Grantor's business as currently conducted (the "MATERIAL MARKS") and applications therefor now owned or applied for by Grantor, and Grantor is the sole owner or licensee of all Material Marks except for those the failure to own or license which could not reasonably be expected to have a

     Material Adverse Effect. The Mark license agreements listed on SCHEDULE B constitute all of the material licenses entered into by Grantor with respect to the Marks. Upon the filing of this Agreement (or another appropriate patent or trademark mortgage document, as applicable, in form and substance reasonably satisfactory to the Managing Agents) with the United States Patent and Trademark Office and the filing of appropriate UCC financing statements, all appropriate documents will have been filed with any Governmental Authority with respect to the United States Material Marks listed on SCHEDULE B as to which appropriate registrations have been made as to the underlying mark and Grantor's interest therein (the "REGISTERED MATERIAL MARKS"), so that the security interest in such Registered Material Marks granted pursuant to this Agreement constitutes a valid, continuing and perfected first-priority (except for any Liens or security interests permitted under Section 6.3 of the Credit Agreement which have priority by operation of law security interest in and lien on such Registered Material Marks, securing the payment of the Obligations. Subject to the foregoing, all other actions necessary or reasonably requested by the Agent to perfect such security interest in the Registered Material Marks have been duly taken.

          (j) The Copyrights and applications therefor listed on SCHEDULE A constitute all of the copyrights material and necessary for the conduct of Grantor's business as currently conducted ("MATERIAL COPYRIGHTS") and applications therefor now owned or held by Grantor. The Copyright license agreements listed on SCHEDULE A constitute all of the licenses material and necessary to the conduct of Grantor's business entered into by Grantor with respect to the Copyrights. Upon the filing of this Agreement with the United States Copyright Office, all appropriate documents will have been filed with the United States Copyright Office with respect to the United States Copyrights and applications listed on SCHEDULE A as to which appropriate registrations have been made as to the underlying copyright and Grantor's interest therein (the "REGISTERED MATERIAL COPYRIGHTS"), so that the security interest in such Registered Material Copyrights and applications granted pursuant to this Agreement constitutes a valid, continuing and perfected first-priority (except for any Liens or security interests permitted under Section 6.3 of the Credit Agreement which have priority by operation of law or any PARI PASSU Liens security interest in and lien upon such copyrights and applications, securing the payment of the Obligations. Subject to the foregoing, all other actions necessary or reasonably requested by the Agent to perfect such security interest in such Registered Material Copyrights have been duly taken.

          (k) The deposit accounts listed on SCHEDULE K hereto constitute all deposit accounts maintained by Grantor.

          (l) The contracts set forth on SCHEDULE D constitute all contracts to which Grantor is party which are material and necessary for the conduct of Grantor's business as currently conducted. None of the Material Contracts contains provisions prohibiting the assignment thereof by Grantor to Lenders following foreclosure by Lenders hereunder which has not been waived by the counterparty thereto pursuant to a Consent or disclosed on SCHEDULE M hereto. All the Material Contracts set forth on SCHEDULE D are in full force and effect, were duly executed by Grantor pursuant to due authorization and constitute the legal and binding obligations of Grantor.

          (m) The broadcast licenses described on SCHEDULE E constitute all Media Licenses issued or granted by the FCC in connection with the Primary Stations owned or held by Grantor and are in full force and effect.

     12. GRANTOR'S COVENANTS. In addition to the other covenants and agreements set forth herein and in the other Loan Documents, Grantor covenants and agrees as follows:

          (a) Grantor will pay, prior to delinquency, all taxes, charges, Liens and assessments against the Collateral owned by it, except those with respect to which the amount or validity is being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Grantor and except those which could not reasonably be expected to have a Material Adverse Effect.

          (b) The Collateral will not be used in violation of any material law, regulation or ordinance or any Requirement of Law applicable to Grantor, nor used in any way that will void or impair any insurance required to be carried in connection therewith.

          (c) Grantor will keep the Collateral in reasonably good repair, working order and operating condition (normal wear and tear excluded), and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto and, as appropriate and applicable, will otherwise deal with the Collateral in all such ways as are considered customary practice by owners of like property.

          (d) Grantor will take all reasonable steps to preserve and protect the Collateral except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

          (e) Grantor will maintain all insurance coverage required pursuant to
     Section 5.5 of the Credit Agreement.

          (f) Grantor will promptly notify the Agent in writing in the event of any material damage to the Collateral from any source whatsoever.

          (g) Grantor will not (i) establish any location of Inventory or Equipment not listed on SCHEDULE G hereto, (ii) move its principal place of business, chief executive offices or any other office listed on SCHEDULE H hereto or (iii) adopt, use or conduct business under any trade name or other corporate or fictitious name not disclosed on SCHEDULE I hereto, except upon not less than 30 days prior notice to the Agent and Grantor's prior compliance with all applicable requirements of Section 5 hereof necessary to perfect the Lender's security interest hereunder.

          (h) Subject to the provisions of Section 16(j) hereof, the Grantor agrees to take any action which the Agent may reasonably request in order to obtain from the FCC such approval as may be necessary to enable the Lenders to exercise and enjoy the full rights and benefits granted to them by this Agreement, including the use of the Grantor's best efforts to assist in obtaining the approval of the FCC for any action or transaction contemplated by this Agreement for which such approval is required by law.

          13. AGENT'S RIGHTS REGARDING COLLATERAL. At any time and from time to time, the Agent (for the benefit of Secured Party) may, to the extent necessary or desirable to protect the security hereunder, but the Agent shall not be obligated to: (a) (whether or not a Default has occurred) itself or through its representatives, at its own expense, upon reasonable notice and at such reasonable times during usual business hours, visit and inspect any of the Grantor's properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and discuss the business, operations, properties and financial and other condition of the Grantor and its Subsidiaries with officers and employees of the Grantor and its Subsidiaries and with its Accountants (as long as a member of senior management of the Grantor is present during such discussion) or (b) if an Event of Default has occurred and is continuing, at the expense of the Grantor, perform any obligation of Grantor under this Agreement. At any time and from time to time, at the expense of Grantor, the Agent (for the benefit of Secured Party) may, to the extent necessary or desirable to protect the security hereunder, but the Agent shall not be obligated to: (i) notify obligors on the Collateral that the Collateral has been assigned as security to the Agent for the benefit of Secured Party; (ii) after an Event of Default has occurred and is continuing, at any time and from time to time request from obligors on the Collateral, in the name of Grantor or in the name of Secured Party, information concerning the Collateral and the amounts owing thereon; and (iii) after an Event of Default has occurred and is continuing, direct obligors under the contracts included in the Collateral to which Grantor is party to direct their performance to the Agent or the Lenders. Grantor shall keep proper books and records and accounts in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all material dealings and transactions pertaining to the Collateral. The Agent shall at all reasonable times on reasonable notice have full access to and the right to audit any and all of Grantor's books and records pertaining to the Collateral, and to confirm and verify the value of the Collateral. Neither the Agent nor the Lenders shall be under any duty or obligation whatsoever to take any action to preserve any rights of or against any prior or other parties in connection with the Collateral, to exercise any voting rights or managerial rights with respect to any Collateral or to make or give any presentments for payment, demands for performance, notices of non-performance, protests, notices of protest, notices of dishonor or notices of any other nature whatsoever in connection with the Collateral or the Obligations. Neither the Agent nor the Lenders shall be under any duty or obligation whatsoever to take any action to protect or preserve the Collateral or any rights of Grantor therein, or to make collections or enforce payment thereon, or to participate in any foreclosure or other proceeding in connection therewith. Nothing contained herein or in any Consent shall constitute an assumption by the Lenders of any of Grantor's obligations under the contracts assigned hereunder unless the Agent shall have given written notice to the counterparty to such assigned contract of the Lenders' intention to assume such contract. Grantor shall continue to be liable for performance of its obligations under such contracts.

     14. COLLECTIONS ON THE COLLATERAL. Except as provided to the contrary in the Credit Agreement, Grantor shall have the right to use and to continue to make collections on and receive dividends and other proceeds of all of the Collateral in the ordinary course of business so long as no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, at the option of the Agent, Grantor's right to make collections on and receive dividends and other proceeds of the Collateral and to use or dispose of such collections and proceeds shall terminate, and any and all dividends, proceeds and collections, including all partial or total prepayments, then held or thereafter received on or on account of the Collateral will be held or received by Grantor in trust for Secured Party and immediately delivered in kind to the Agent (duly endorsed to the Agent, if required), to be applied to the Obligations or held as Collateral, as the Agent shall elect. Upon the occurrence and during the continuance of an Event of Default, the Agent shall have the right at all times to receive, receipt for, endorse, assign, deposit and deliver, in the name of the Agent or the Lenders or in the name of Grantor, any and all checks, notes, drafts and other instruments for the payment of money constituting proceeds of or otherwise relating to the Collateral; and Grantor hereby authorizes the Agent to affix, by facsimile signature or otherwise, the general or special endorsement of Grantor, in such manner as the Agent shall deem advisable, to any such instrument in the event the same has been delivered to or obtained by the Agent without appropriate endorsement, and the Agent and any collecting bank are hereby authorized to consider such endorsement to be a sufficient, valid and effective endorsement by Grantor, to the same extent as though it were manually executed by the duly authorized representative of Grantor, regardless of by whom or under what circumstances or by what authority such endorsement actually is affixed, without duty of inquiry or responsibility as to such matters, and Grantor hereby expressly waives demand, presentment, protest and notice of protest or dishonor and all other notices of every kind and nature with respect to any such instrument.

      15. POSSESSION OF COLLATERAL BY AGENT. All the Collateral now, heretofore or hereafter delivered to the Agent shall be held by the Agent in its possession, custody and control. Any or all of the Collateral delivered to the Agent constituting cash or cash equivalents shall, prior to the occurrence of any Event of Default, be held in an interest-bearing account with one or more of the Lenders, and shall be, upon Grantor's request, invested in investments permitted by Section 6.7(b) of the Credit Agreement. The Grantor shall be permitted to withdraw any of such Collateral from time to time, PROVIDED that no Event of Default has occurred and is continuing and Grantor has not received written notice from the Agent prohibiting such withdrawal. Nothing herein shall obligate Agent to obtain any particular return thereon. Upon the occurrence and during the continuance of an Event of Default, whenever any of the Collateral is in the Agent's possession, custody or control, the Agent may use, operate and consume the Collateral, whether for the purpose of preserving and/or protecting the Collateral, or for the purpose of performing any of Grantor's obligations with respect thereto, or otherwise, and, subject to the terms of Section 9.7 of the Credit Agreement, any or all of the Collateral delivered to the Agent constituting cash or cash equivalents shall be applied by the Agent to payment of the Obligations to the extent permitted by the terms of the Credit Agreement or otherwise held as Collateral as the Agent shall elect. The Agent may at any time deliver or redeliver the Collateral or any part thereof to Grantor, and the receipt of any of the same by Grantor shall be complete and full acquittance for the Collateral so delivered, and the Agent thereafter shall be discharged from any liability or responsibility arising after such delivery to Grantor. So long as the Agent exercises reasonable care with respect to any Collateral in its possession, custody or control, neither the Agent nor the Lenders shall have any liability for any loss of or damage to any Collateral, and in no event shall the Agent or the Lenders have liability for any diminution in value of Collateral occasioned by economic or market conditions or events, absent the gross negligence or willful misconduct of the Agent or any of the Lenders. The Agent shall be deemed to have exercised reasonable care within the meaning of the preceding sentence if the Collateral in the possession, custody or control of the Agent is accorded treatment substantially equal to that which the Agent accords similar property for its own account, it being understood that neither the Agent nor the Lenders shall have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Agent or any Lender has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any Person with respect to any Collateral.

     16.  REMEDIES.

     (i) RIGHTS UPON EVENT OF DEFAULT. Upon the occurrence and during the continuance of an Event of Default, Grantor shall be in default hereunder and the Agent for the benefit of the Secured Party shall have, in any jurisdiction where enforcement is sought, in addition to all other rights and remedies that the Agent on behalf of Secured Party may have under this Agreement and under applicable laws or in equity, all rights and remedies of a secured party under the Uniform Commercial Code as enacted in any such jurisdiction in effect at that time, and in addition the following rights and remedies, all of which may be exercised with or without further notice to Grantor except such notice as may be specifically required by applicable law:
(a) to foreclose the Liens and security interests created hereunder or under any other Loan Document by any available judicial procedure or without judicial process; (b) to enter any premises where any Collateral may be located for the purpose of securing, protecting, inventorying, appraising, inspecting, repairing, preserving, storing, preparing, processing, taking possession of or removing the same; (c) to sell, assign, lease or otherwise dispose of any Collateral or any part thereof, either at public or private sale or at any broker's board, in lot or in bulk, for cash, on credit or otherwise, with or without representations or warranties and upon such terms as shall be commercially reasonable; (d) to notify obligors on the Collateral that the Collateral has been assigned to the Agent for the benefit of Secured Party and that all payments thereon, or performance with respect thereto, are to be made directly and exclusively to the Agent for the account of Secured Party; (e) to collect by legal proceedings or otherwise all dividends, distributions, interest, principal or other sums now or hereafter payable upon or on account of the Collateral; (f) to enter into any extension, reorganization, disposition, merger or consolidation agreement, or any other agreement relating to or affecting the Collateral, and in connection therewith the Agent may deposit or surrender control of the Collateral and/or accept other property in exchange for the Collateral as the Agent reasonably deems appropriate and is commercially reasonable; (g) to settle, compromise or release, on terms acceptable to the Managing Agents, in whole or in part, any amounts owing on the Collateral and/or any disputes with respect thereto; (h) to extend the time of payment, make allowances and adjustments and issue credits in connection with the Collateral in the name of the Agent for the benefit of Secured Party or in the name of Grantor; (i) to enforce payment and prosecute any action or proceeding with respect to any or all of the Collateral and take or bring, in the name of Secured Party or in the name of Grantor, any and all steps, actions, suits or proceedings deemed necessary or reasonably desirable by the Managing Agents to effect collection of or to realize upon the Collateral, including any judicial or nonjudicial foreclosure thereof or thereon, and Grantor specifically consents to any nonjudicial foreclosure of any or all of the Collateral or any other action taken by the Lenders which may release any obligor from personal liability on any of the Collateral, and Grantor waives, to the extent permitted by applicable law, any right to receive notice of any public or private judicial or nonjudicial sale or foreclosure of any security or any of the Collateral, and any money or other property received by the Agent in exchange for or on account of the Collateral, whether representing collections or proceeds of Collateral, and whether resulting from voluntary payments or foreclosure proceedings or other legal action taken by Agent or Grantor may be applied by the Agent, without notice to Grantor, to the Obligations in such order and manner as the Managing Agents in their sole discretion shall determine; (j) to insure, protect and preserve the Collateral; (k) to exercise all rights, remedies, powers or privileges provided under any of the Loan Documents; and
(l) to remove, from any premises where the same may be located, the Collateral and any and all documents, instruments, files and records, and any receptacles and cabinets containing the same, relating to the Collateral, and the Agent may, at the cost and expense of Grantor, use such of its supplies, equipment, facilities and space at its places of business as may be necessary or appropriate to properly administer, process, store, control, prepare for sale or disposition and/or sell or dispose of the Collateral or to properly administer and control the handling of collections and realizations thereon, and the Agent shall be deemed to have a rent-free tenancy of any premises of Grantor for such purposes and for such periods of time as reasonably required by the Agent. Grantor will, at the Agent's request, assemble the Collateral and make it available to the Agent at places which the Agent may designate, whether at the premises of Grantor or elsewhere, and will make available to the Agent, free of cost, all premises, equipment and facilities of Grantor for the purpose of the Agent's taking possession of the Collateral or storing the same or removing or putting the Collateral in salable form or selling or disposing of the same.

     Nothing herein contained shall be construed to give the Agent, the Managing Agents or the Lenders or any purchaser of the Collateral the right to operate any of the Stations without the prior consent of the FCC, to the extent required by law or the terms of any Media License.

     (ii) POSSESSION BY AGENT. Upon the occurrence and during the continuance of an Event of Default, the Agent also shall have the right, without notice or demand, either in person, by agent or by a receiver to be appointed by a court in accordance with the provisions of applicable law (and Grantor hereby expressly consents, to the fullest extent permitted by applicable law, upon the occurrence and during the continuance of an Event of Default to the appointment of such a receiver), and, to the extent permitted by applicable law, without regard to the adequacy of any security for the Obligations, to take possession of the Collateral or any part thereof and to collect and receive the rents, issues, profits, income and proceeds thereof. The taking possession of the Collateral by the Agent shall not cure or waive any Event of Default or notice thereof or invalidate any act done pursuant to such notice. The rights, remedies and powers of any receiver appointed by a court shall be as ordered by said court.

     (iii)SALE OF COLLATERAL. Any public or private sale or other disposition of the Collateral may be held at any office of Agent, or at Grantor's place of business, or at any other place permitted by applicable law, and without the necessity of the Collateral's being within the view of prospective purchasers. The Agent may direct the order and manner of sale of the Collateral, or portions thereof, as it in its sole and absolute discretion may determine provided such sale is commercially reasonable, and Grantor expressly waives, to the extent permitted by applicable law, any right to direct the order and manner of sale of any Collateral. The Agent or any Person acting on the Agent's behalf may bid and purchase at any such sale or other disposition. In addition to the other rights of the Agent and the Lenders hereunder, Grantor hereby grants to the Agent and the Lenders a license or other right to use, without charge, Grantor's labels, copyrights, patents, rights of use of any name, trade names, trademarks and advertising matter, or any property of a similar nature, including, without limitation, the Copyrights, the Patents and the Marks in advertising for sale and selling any Collateral.

     (iv) NOTICE OF SALE. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Agent will give Grantor reasonable notice of the time and place of any public sale thereof or of the time on or after which any private sale thereof is to be made. The requirement of reasonable notice conclusively shall be met if such notice is mailed, certified mail, postage prepaid, to Grantor at its address set forth on the signature page hereto or delivered or otherwise sent to Grantor, at least five (5) days before the date of the sale. Grantor expressly waives, to the fullest extent permitted by applicable law, any right to receive notice of any public or private sale of any Collateral or other security for the Obligations except as expressly provided for in this paragraph. The Agent shall not be obligated to make any sale of the Collateral if it shall determine not to do so regardless of the fact that notice of sale of the Collateral may have been given. The Agent may, without notice or publication, except as required by applicable law, adjourn the sale from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice (except as required by applicable law), be made at the time and place to which the same was so adjourned.

     (v) PRIVATE SALES. With respect to any Collateral consisting of securities, partnership interests, joint venture interests or the like, and whether or not any of such Collateral has been effectively registered under the Securities Act of 1933, as amended, or other applicable laws, the Agent may, in its sole and absolute discretion, sell all or any part of such Collateral at private sale in such manner and under such circumstances as the Agent may deem necessary or advisable in order that the sale may be lawfully conducted in a commercially reasonable manner. Without limiting the foregoing, the Agent may (i) approach and negotiate with a limited number of potential purchasers, and (ii) restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing such Collateral for their own account for investment and not with a view to the distribution or resale thereof. In the event that any such Collateral is sold at private sale, Grantor agrees to the extent permitted by applicable law that if such Collateral is sold for a price which is commercially reasonable, then (A) Grantor shall not be entitled to a credit against the Obligations in an amount in excess of the purchase price, and (B) the Lenders shall not incur any liability or responsibility to Grantor in connection therewith, notwithstanding the possibility that a substantially higher price might have been realized at a public sale. Grantor recognizes that a ready market may not exist for such Collateral if it is not regularly traded on a recognized securities exchange, and that a sale by the Agent of any such Collateral for an amount substantially less than a pro rata share of the fair market value of the issuer's assets minus liabilities may be commercially reasonable in view of the difficulties that may be encountered in attempting to sell a large amount of such Collateral or Collateral that is privately traded.

     (vi) TITLE OF PURCHASERS. Upon consummation of any sale of Collateral hereunder, the Agent on behalf of Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the Collateral so sold absolutely free from any claim or right upon the part of Grantor or any other Person claiming through Grantor, and Grantor hereby waives (to the extent permitted by applicable laws) all rights of redemption, stay and appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. If the sale of all or any part of the Collateral is made on credit or for future delivery, the Agent shall not be required to apply any portion of the sale price to the Obligations until such amount actually is received by the Agent, and any Collateral so sold may be retained by the Agent until the sale price is paid in full by the purchaser or purchasers thereof. Secured Party shall not incur any liability in case any such purchaser or purchasers shall fail to pay for the Collateral so sold, and, in case of any such failure, the Collateral may be sold again.

     (vii) DISPOSITION OF PROCEEDS OF SALE. The proceeds resulting from the collection, liquidation, sale or other disposition of the Collateral shall be applied, FIRST, to the reasonable costs and expenses (including reasonable attorneys' fees) of retaking, holding, storing, processing and preparing for sale, selling, collecting and liquidating the Collateral, and the like; SECOND, to the satisfaction of all Obligations; and THIRD, any surplus remaining after the satisfaction of all Obligations, provided no Commitment exists and no Letter of Credit remains outstanding, to be paid over to Grantor or to whomsoever may be lawfully entitled to receive such surplus.

     (viii) CERTAIN WAIVERS. To the extent permitted by applicable law, Grantor waives all claims, damages and demands against the Agent and the Lenders arising out of the repossession, retention or sale of the Collateral, or any part or parts thereof, except to the extent any such claims, damages and awards arise out of the gross negligence or willful misconduct of the Agent or the Lenders.

     (ix) REMEDIES CUMULATIVE. The rights and remedies provided under this Agreement are cumulative and may be exercised singly or concurrently, and are not exclusive of any other rights and remedies provided by law or equity.

     (x)  COMPLIANCE WITH COMMUNICATIONS ACT AND FCC RULES AND REGULATIONS.

          (i) Notwithstanding any other provision of this Agreement, any foreclosure on, sale, transfer or other disposition of, or the exercise of any right to vote or consent with respect to, any of the Collateral as provided herein or any other action taken or proposed to be taken by the Agent hereunder which would affect the operational, voting or other control of any entity holding a Media License shall be made in accordance with the Communications Act of 1934, as amended, the terms of each Media License, and any applicable rules and regulations of the FCC, including, to the extent applicable under rules and regulations of the FCC in effect at the time of a Default, any requirement that there be a public or private sale.

          (ii) Notwithstanding anything to the contrary contained in this Agreement, or in the Credit Agreement or the other Loan Documents or in any other related instrument, the Agent shall not, without first obtaining any consent or approval of the FCC, take any action pursuant to this Agreement which would constitute or result in any change of control of a Subsidiary holding a Media License if any such change in control would require, under then existing law, the prior approval of the FCC.

          (iii) If an Event of Default shall have occurred and be continuing, the Grantor shall take any action which the Agent may request in the exercise of its rights and remedies under this Agreement in order to transfer and assign to the Agent or to one or more third parties as the Agent may designate, or to a combination of the foregoing, the Collateral for the purposes of a public or private sale. To enforce the provisions of this Section 16, the Agent is empowered to request, and the Grantor agrees to authorize, the appointment of a receiver or trustee from any court of competent jurisdiction. Such receiver or trustee shall be instructed to seek from the FCC (and any other Governmental Authority, if required) its consent to an involuntary transfer of control or assignment of any Media License or of any entity whose stock, partnership interests or other securities are subject to this Agreement, for the purpose of seeking a bona fide purchaser to whom such Media License or control of such entity ultimately will be transferred or assigned in connection with a public or private sale. The Grantor hereby agrees to authorize (including Grantor's execution of any necessary or appropriate applications or other instruments) such an involuntary transfer of control or assignment upon the request of the receiver or trustee so appointed; and, if the Grantor's approval is required by the court and the Grantor shall refuse to authorize such transfer or assignment, then, to the extent permitted by the Communications Act and the rules and regulations of the FCC in effect at such time and provided that the Grantor has been given 2 Business Days' prior written notice telecopied to its telecopier number set forth on the signature page hereof and the Grantor has not responded by executing any such applications or other instruments, the clerk of the court may execute in the place of Grantor any application or other instrument necessary or appropriate for the obtaining of such consent. Upon the occurrence and during the continuance of an Event of Default, Grantor shall further use its best efforts to assist in obtaining the approval of the FCC (and that required by any other Governmental Authority) for any action or transaction contemplated by this Agreement, including without limitation, the preparation, execution and filing with the FCC of the assignor's or transferor's portion of any application or applications for consent to the assignment of any Media License or transfer of control of any entity holding or controlling any Media License as may be necessary or appropriate under the FCC's rules and regulations for approval of the transfer or assignment of any portion of the Collateral or any Media License. Grantor further agrees that, because of the unique nature of its undertaking in this Section 16, the same may be specifically enforced, and it hereby waives, and agrees to waive, any claim or defense that the Agent, the Managing Agents or the Lenders would have an adequate remedy at law for the breach of this undertaking and any requirement for the posting of bond or other security. This Section 16 shall not be deemed to limit any other rights of the Agent, the Managing Agents and the Lenders available under applicable law and consistent with the Communications Act of 1934, as amended, and the applicable rules and regulations of the FCC.

     (xi) NOTICE. The Agent shall use reasonable efforts to give the Grantor prior written notice of the exercise of any remedy provided for herein, PROVIDED that the failure to give such notice shall not subject the Agent or any Lender to liability and shall not affect the validity or exercise of any remedy hereunder.

     xvii. AGENT APPOINTED ATTORNEY-IN-FACT. To the full extent permitted by applicable law, including the Communications Act and FCC regulations, and subject to Section 16(j) hereof, Grantor hereby irrevocably appoints the Agent as Grantor's attorney-in-fact, effective upon and during continuance of an Event of Default, with full authority in the place and stead of Grantor, and in the name of Grantor, or otherwise, from time to time, in the Agent's sole and absolute discretion to do any of the following acts or things: (a) to do all acts and things and to execute all documents necessary or advisable to perfect and continue perfected the security interests created by this Agreement and to preserve, maintain and protect the Collateral; (b) to do any and every act which Grantor is obligated to do under this Agreement; (c) to prepare, sign, file and record, in Grantor's name, any financing statement covering the Collateral; (d) to endorse and transfer the Collateral upon foreclosure by the Agent; (e) to grant or issue an exclusive or nonexclusive license under the Copyrights, the Programs, the Patents or the Marks to anyone upon foreclosure by the Agent; (f) to assign, pledge, convey or otherwise transfer title in or dispose of the Copyrights, the Programs, the Patents or the Marks to anyone upon foreclosure by the Agent; and (g) to file any claims or take any action or institute any proceedings which the Agent may reasonably deem necessary or desirable for the protection or enforcement of any of the rights of the Lenders with respect to any of the Copyrights, the Programs, the Patents and the Marks; PROVIDED, HOWEVER, that the Agent shall be under no obligation whatsoever to take any of the foregoing actions, and neither the Agent nor the Lenders shall have any liability or responsibility for any act or omission (other than the Agent's or the Lenders' own gross negligence or willful misconduct) taken with respect thereto. Grantor hereby agrees to repay within 5 Business Days after demand all reasonable out-of-pocket costs and expenses (including attorneys' fees) incurred or expended by the Agent in exercising any right or taking any action under this Agreement.

     xviii. COSTS AND EXPENSES. After the occurrence and during the continuance of a Default, Grantor agrees to pay to the Agent all reasonable costs and out-of-pocket expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by the Agent in the enforcement or attempted enforcement of this Agreement, whether or not an action is filed in connection therewith, and in connection with any waiver or amendment of any term or provision hereof. All reasonable advances, charges, costs and expenses, including reasonable attorneys' fees and disbursements, incurred or paid by the Agent in exercising any right, privilege, power or remedy conferred by this Agreement (including, without limitation, the right to perform any Obligation of Grantor under the Loan Documents), or in the enforcement or attempted enforcement thereof, shall be secured hereby and shall become a part of the Obligations and shall be due and payable to the Agent by Grantor on demand therefor.

     xix. TRANSFERS AND OTHER LIENS. Grantor agrees that, except as specifically permitted under the Credit Agreement or any other Loan Document, it will not (i) sell, assign, exchange, transfer or otherwise dispose of, or contract to sell, assign, exchange, transfer or otherwise dispose of, or grant any option with respect to, any of the Collateral, or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral, except for Liens in favor of the Agent for the benefit of the Lender or otherwise permitted under the Credit Agreement or any other Loan Document.

     xx. OTHER AGREEMENTS. Nothing herein shall in any way modify or limit the effect of terms or conditions set forth in any other Loan Document executed by Grantor or any other Person in connection with the Obligations, but each and every term and condition hereof shall be in addition thereto. In the event of inconsistency between this Agreement and the Credit Agreement, the Credit Agreement shall govern.

     xxi.  [Intentionally Omitted.]

     xxii. UNDERSTANDINGS WITH RESPECT TO WAIVERS AND CONSENTS. Grantor warrants and agrees that each of the waivers and consents set forth herein are made with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which Grantor otherwise may have against Secured Party or others, or against any Collateral. If any of the waivers or consents herein are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent permitted by law.

        xxiii.   INDEMNITY.  Grantor agrees to indemnify the Agent and the
               Lenders from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent such claims, losses or liabilities result from the Agent's or the Lenders' gross negligence or willful misconduct.

         xxiv. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement nor consent to any departure by Grantor herefrom (other than supplements to the Schedules hereto in accordance with the terms of this Agreement) shall in any event be effective unless the same shall be in writing and made in accordance with Section 9.1 of the Credit Agreement, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          xxv. NOTICES. All notices and other communications provided for hereunder shall be given in the manner set forth in Section 9.2 of the Credit Agreement, and if to the Agent, to the address set forth for it in Section 9.2 of the Credit Agreement and if to the Grantor, to the address set forth for it on the signature page hereof.

         xxvi. CONTINUING SECURITY INTEREST: TRANSFER OF NOTES; TERMINATION. (a) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until indefeasible payment in full in cash of the Obligations and the termination or expiration of the Commitments and the Letters of Credit, (ii) be binding upon Grantor, its successors and assigns and (iii) inure, together with the rights and remedies of the Lenders hereunder, to the benefit of the Agent, any successor Agent and the Lenders, subject to the terms and conditions of the Credit Agreement. Subject to the terms of the Credit Agreement, any Lender may assign or otherwise transfer any Loans, Commitments, participations in Letters of Credit or any rights in Collateral held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Agent or Lender herein or otherwise. Nothing set forth herein or in any other Loan Document is intended or shall be construed to give to any other party any right, remedy or claim under, to or in respect of this Agreement or any other Loan Document or any Collateral. Grantor's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession thereof or therefor, PROVIDED THAT, except as otherwise permitted under the Credit Agreement or any other Loan Document, none of the rights or obligations of the Grantor hereunder may be assigned or otherwise transferred without the prior written consent of the Lenders.

        xxvii.   RELEASE OF GRANTOR.   This Agreement and all
               obligations of Grantor hereunder and all security interests granted hereby shall be released and terminated when all Obligations have been indefeasibly paid in full in cash and when all Commitments and all Letters of Credit have expired or have otherwise been terminated. Upon such release and termination of all Obligations and such expiration or termination of all Commitments and all Letters of Credit and the security interest hereunder, all rights in and to the Collateral pledged or assigned by Grantor hereunder shall automatically revert to the Grantor, and the Agent and the Lenders shall return any pledged Collateral in their possession to Grantor, or to the Person or Persons legally entitled thereto, and shall endorse, execute, deliver, record and file all instruments and documents, and do all other acts and things, reasonably required for the return of the Collateral to Grantor, or to the Person or Persons legally entitled thereto, and to evidence or document the release of the interests of Secured Party arising under this Agreement, all as reasonably requested by, and at the sole expense of, Grantor.

                    (i)       The Agent agrees that if an Asset Disposition
                         or other sale or disposition of any personal property or assets constituting Collateral permitted under the Credit Agreement occurs, the Agent shall release the Collateral that is the subject of such Asset Disposition or other sale or disposition to Grantor free and clear of the Lien and security interest under this Agreement, PROVIDED that so long as any Obligations remain outstanding under the Credit Agreement or any Commitment or Letter of Credit remains outstanding, the Agent shall have no obligation to make such release until arrangements reasonably satisfactory to it have been made for delivery to it of any Net Proceeds of any Asset Disposition required to be used to prepay the Loans pursuant to Section 2.6(a) of the Credit Agreement.

       xxviii.   GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED AND
               CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO ITS CHOICE OF LAW PROVISIONS), EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT REMEDIES PROVIDED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK ARE GOVERNED BY THE LAWS OF SUCH JURISDICTION.

         xxix.   COVENANT NOT TO ISSUE UNCERTIFICATED SECURITIES.
               Grantor represents and warrants to the Lenders that all of the Pledged Securities are in certificated form (as contemplated by Article 8 of the Uniform Commercial Code), and covenants to the Lenders that it will not permit any of its Subsidiaries which are issuers of Pledged Securities to issue any securities in uncertificated form or seek to convert all or any part of any Pledged Securities into uncertificated form (as contemplated by Article 8 of the Uniform Commercial Code).

          xxx. COVENANT NOT TO DILUTE INTERESTS OF SECURED PARTY IN SECURITIES. Grantor represents, warrants and covenants to

               Secured Party that it will (i) not at any time cause or permit any Subsidiary that is an issuer of Pledged Securities to issue any additional capital stock or any warrant options or other rights to acquire any additional capital stock, other than to Grantor or as otherwise permitted under the Credit Agreement and
               (ii) pledge to the Agent in accordance with the terms hereof, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of each issuer of the Pledged Securities.

         xxxi.   WAIVERS OF JURY TRIAL.  THE GRANTOR AND THE AGENT
               HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED IN CONNECTION HEREWITH AND FOR ANY COUNTERCLAIM THEREIN.

        xxxii.   COUNTERPARTS.  This Agreement may be executed in any
               number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

       xxxiii.   COPIES OF CERTIFICATES, ETC.  Whenever the Grantor is
               required to deliver notices, certificates, opinions, statements or other information hereunder to the Agent or to the Agent or to the Managing Agents for delivery to any Lender, it shall do so in such number of copies as the Agent shall reasonably specify.

        xxxiv.   SECURITY INTEREST ABSOLUTE.  The obligations of the
               Grantor hereunder shall remain in full force and effect without regard to, and shall not be affected or impaired by the following, any of which may be taken without the consent of, or notice to, the Grantor, nor shall any of the following give the Grantor any recourse or right of action against the Lenders:

                     (i)      any lack of validity or enforceability of, or
                         any release or discharge of the Borrower or any other Loan Party from liability under, the Credit Agreement or any other Loan Document;

                    (ii)      any change in the time, manner or place of
                         payment of, or in any other term of, all or any of the Obligations (as defined in the Credit Agreement) or any other amendment or waiver of, or any consent to departure from, the Credit Agreement or any other Loan Document;

                   (iii)      any subordination, compromise, exchange,
                         release, nonperfection or liquidation of any collateral, or any release, amendment or waiver of, or consent to departure from, any other guaranty, for any or all of the Obligations (as defined in the Credit Agreement);

                    (iv)      any express or implied amendment,
                         modification, renewal, supplement, extension or acceleration of the Obligations (as defined in the Credit Agreement) or any of the Loan Documents;

                     (v)      any exercise or nonexercise by the Lenders of
                         any right or privilege under this Agreement or any of the other Loan Documents;

                    (vi)      any bankruptcy, insolvency, reorganization,
                         composition, adjustment, dissolution, liquidation or other like proceeding relating to the Grantor, the Borrower or any other guarantor of the Obligations (as defined in the Credit Agreement) or any action taken with respect to this Agreement by any trustee, receiver or court in any such proceeding, whether or not the Grantor shall have had notice or knowledge of any of the foregoing;

                   (vii)      any assignment or other transfer, in
                         whole or in part, of this Agreement or any of the other Loan Documents;

                  (viii)      any acceptance of partial performance of
                         the Obligations (as defined in the Credit
                         Agreement);

                    (ix)      any consent to the transfer of, or any bid or
                         purchase at sale of, any collateral for the Obligations; or

                     (x)      any other circumstance that might otherwise
                         constitute a defense available to, or a discharge of, the Borrower or any guarantor (other than payment by the Borrower or any other Loan Party of the Obligations).

     IN WITNESS WHEREOF, Grantor and Agent have executed this Agreement by their duly authorized representatives as of the date first written above.

                              UNIVISION TELEVISION GROUP, INC.



                              By: ____________________________
                              Name:___________________________
                              Title:__________________________

                              Address for Notices:

                              24 Meadowland Parkway
                              Third Floor
                              Secaucus, New Jersey  07094


                              THE CHASE MANHATTAN BANK,
                              as Administrative Agent



                              By:_____________________________
                              Name:___________________________
                              Title:__________________________

STATE OF CALIFORNIA,          )
                              )  ss.
County of Los Angeles         )



          On ____________, 1996, before me, _____________
__________________________, a Notary Public in and for the State of California, personally appeared ________________ __________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he or she executed the within instrument in his or her authorized capacity and that, by his or her signature on the within instrument, the person or entity upon behalf of which he or she acted executed the within instrument.

          WITNESS my hand and official seal.



Signature _________________________          (Seal)


STATE OF CALIFORNIA,          )
                              )  ss.
County of Los Angeles         )



          On __________, 1996, before me, _____________
__________________________, a Notary Public in and for the State of California, personally appeared ________________ __________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he or she executed the within instrument in his or her authorized capacity and that, by his or her signature on the within instrument, the person or entity upon behalf of which he or she acted executed the within instrument.

          WITNESS my hand and official seal.



Signature _________________________          (Seal)

                                   SCHEDULE A
                                   COPYRIGHTS


                           [TO BE PROVIDED BY GRANTOR]


1.   Federal Copyright Registrations

     TITLE/DESCRIPTION        REGISTRATION NO.
     -----------------        ----------------





2.   Federal Copyright Applications

     TITLE/DESCRIPTION        REGISTRATION NO.
     -----------------        ----------------






3.   Copyright License Agreements






4.   Foreign Copyrights or Copyright Applications

Country   Title/Description   Reg. or Filing No.  Reg. or Filing Date
-------   -----------------   ------------------  -------------------

                                   SCHEDULE B
                                      MARKS


                           [TO BE PROVIDED BY GRANTOR]


1.   Federal Mark Registrations

     TITLE/DESCRIPTION        REGISTRATION NO.    REGISTRATION DATE
     -----------------        ----------------    -----------------



2.   Federal Mark Applications

     TITLE/DESCRIPTION        SERIAL NO.          FILING DATE
     -----------------        ----------          ------------



3.   Federal Mark License Agreements




4.   State Mark Registrations

STATE     TITLE/DESCRIPTION   REGISTRATION NO.    REGISTRATION DATE
-----     -----------------   ----------------    -----------------



5.   State Mark Applications

STATE     TITLE/DESCRIPTION        SERIAL NO.     FILING DATE
-----     -----------------        ----------     ------------



6.   State Mark License Agreements




7.   Foreign Mark Registrations

COUNTRY   TITLE/DESCRIPTION   REGISTRATION NO.    REGISTRATION DATE
-------   -----------------   ----------------    -----------------

8.   Foreign Mark Applications

COUNTRY   TITLE/DESCRIPTION        SERIAL NO.          FILING DATE
-------   -----------------        ----------          ------------



9.   Foreign Mark License Agreements

                                   SCHEDULE C
                                     PATENTS


                           [TO BE PROVIDED BY GRANTOR]


1.   Registered Patents

          TITLE/DESCRIPTION                  REGISTRATION NO.
          -----------------                  ----------------



2.   Patent Applications

          TITLE/DESCRIPTION                  REGISTRATION NO.
          -----------------                  ----------------





3.   Patent License Agreements






4.   Foreign Patents or Patent Applications

                                   SCHEDULE D
                               MATERIAL CONTRACTS


                           [TO BE PROVIDED BY GRANTOR]

                                   SCHEDULE E
                               BROADCAST LICENSES


                           [TO BE PROVIDED BY GRANTOR]

                                   SCHEDULE F
                               PLEDGED COLLATERAL


                           [TO BE PROVIDED BY GRANTOR]


      1.   Pledged Shares

                                              Percentage       Other
                                              Interest in    Classes of
Issues     Certificate No.    No of Shares      Issuer         Shares
------     ---------------    ------------   ------------    ----------



      2.   Pledged Partnership Interests

                                              Percentage Interest
           Name of Partnership                  in Partnership
           -------------------                --------------------

                                   SCHEDULE G
                      LOCATIONS OF EQUIPMENT AND INVENTORY


                           [TO BE PROVIDED BY GRANTOR]

                                   SCHEDULE H
                         LOCATIONS OF BOOKS AND RECORDS


                           [TO BE PROVIDED BY GRANTOR]


1.   Chief Executive Office




2.   Locations of Account Records and Chattel Paper

                                   SCHEDULE I
                     TRADE NAMES AND OTHER FICTITIOUS NAMES


                           [TO BE PROVIDED BY GRANTOR]


1.   Tradenames




2.   Corporate and Other Fictitious Names

                                   SCHEDULE J
                                   ----------


                                 FORM OF CONSENT
                                 ---------------

Date: __________________




_________________
_________________
_________________
_________________


     RE:  Agreement between _____________________ and
          ___________________ dated as of ____________


Dear [Counterparty]:

     As you are aware, Univision Television Group, Inc. ("UTG"), is a party to the following Agreement(s):

          1.   ______________________________________________________________

          2.   _______________________________________________________________
[and so on] (collectively, the "Agreements")


     The Lenders, under that certain Credit Agreement dated as of September 26, 1996 among The Chase Manhattan Bank ("Chase"), as the administrative agent (the "Administrative Agent") and a managing agent, Banque Paribas, as a managing agent, the Lenders parties thereto (the "Lenders") and Univision Communications Inc. (the "Credit Agreement") will be granted a security interest in the Agreements, as security for the obligations of Univision Communications Inc. under the Credit Agreement.

     In connection with the granting of such security interests, we are requesting that you sign this letter in order to provide the Lenders with certain assurances with respect to the status and good standing of the Agreements. We are hereby giving you notice that a security interest in the Agreements will be granted to the Lenders concurrently with the closing of the Credit Agreement transaction. By signing this letter, you are hereby (if and to the extent required under the Agreements) consenting to the foregoing grant to the Lenders of a security interest in the Agreements, and any transfer of the Agreements to an assignee of the Lenders following any exercise by the Lenders of their rights under the Credit Agreement on the express condition that any subsequent transfer or assignment will be subject to the terms and conditions set forth in the Agreements. You further acknowledge, agree, and certify that the following statements are true and accurate and may be relied upon by UTG, Lenders and each of their respective successors and assigns:

          1. The Agreements are in full force and effect and neither you nor UTG is presently in default thereunder.

          2. All conditions under the Agreements to be performed by UTG as of the date hereof have been satisfied.

          3. True and correct copies of the Agreements are attached hereto as Exhibit A.

          4. Your interest in the Agreements has not been assigned, pledged or transferred.

          5. You acknowledge and consent to the grant of a security interest in the Agreements to the Lenders.

     Please review this letter in detail, particularly Exhibit A. Exhibit A shows all of the documents constituting the Agreements, including modifications, if any.

     If the terms of this letter are acceptable, please execute all four (4) originals in the area indicated by the "sign here" tabs. After execution, please return to the undersigned three (3) of the copies.

     Thank you for your assistance in this matter.

                                   Sincerely yours,








[SIGNATURE OF COUNTERPARTY]



By: ______________________
Its: _____________________
Dated: ___________________

                                   SCHEDULE K
                                DEPOSIT ACCOUNTS



Name and Address of
Institution Holding Account             Account No.
---------------------------             -----------

                           [TO BE PROVIDED BY GRANTOR]

                                   SCHEDULE L
                               UCC FILING OFFICES


                           [To be provided by Grantor]

                                   SCHEDULE M
                                REQUIRED CONSENTS



















                                      M-1